UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2022

BUSINESS WARRIOR CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	333-265471	90-1901168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 E PEBBLE RD #230912

LAS VEGAS NV 89123-0912

(Address and Zip Code of Principal Executive Offices)

855-294-2900

(Registrant’s Telephone Number, Including Area Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

In June 2022, the Company acquired FluidFi, Inc., d/b/a Alchemy Technologies, a global FinTech software as a service (SaaS) company. The acquisition strengthens the Company’s core marketing and lending software while expanding the Company’s brand and services to meet global demand. The value of the deal at closing was $8.75 million with $2.25 million in cash and $5 million in preferred stock with a 7%, three-year cash dividend. In addition, $450,000 in restricted common stock will go to existing Alchemy employees that will vest over 24 months.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

99.1	Audited Financial Statements of FluidFi, Inc. for the years ended December 31, 2021 and 2020

99.2	Unaudited Financial Statements of FluidFi, Inc. as of and for the five months ended May 31, 2022

99.3	Unaudited Pro Forma combined financial information of Business Warrior Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Business Warrior Corporation

Date: November 18, 2022	By:	/s/ Rhett Doolittle
	Name:	Rhett Doolittle
	Title:	Chief Executive Officer

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